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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-KA
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) : July 17, 1998

                                  RADYNE CORP.
             (Exact name of registrant as specified in its charter)

New York                           0-11685-NY                     11-2569467
---------------------------        ----------------              ----------------
State or other jurisdiction        (Commission File              (IRS Employer
of incorporation)                   Number)                      Identification No.)

5225 S. 37th Street,                  Phoenix, Arizona                    85040
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

      Registrant's telephone number, including area code (602) 437-9620



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Item 1. Inapplicable.

Item 2. Inapplicable.

Item 3. Inapplicable.

Item 4. Changes in Registrant's Certifying Accountant.

               On July 17, 1998 the Registrant engaged KPMG Peat Marwick LLP as its principal independent accountant to audit its financial statements and terminated its engagement of Deloitte & Touche LLP. This change was recommended by the audit committee, and approved by the Board of Directors, of the Registrant.

               The Registrant's Board of Directors concluded that the retention of KPMG Peat Marwick, which is the principal accounting firm for the controlling beneficial owner of the Registrant's common stock, Singapore Technologies Pte Ltd ("STPL"), would be the most prudent course of action. Although the Registrant's relationship with Deloitte & Touche has been extremely satisfactory, the Board believes that this step will enable the Registrant to share in the advantages of scale inherent in its status as a member of the STPL group.

               Deloitte & Touche's reports on the Registrant's financial statements for the past two fiscal years have contained neither an adverse opinion, a disclaimer of opinion nor a qualification or modification as to uncertainty, audit scope or accounting principles. There has been no disagreement, during or subsequent to the Registrant's past two fiscal years, between the Registrant and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of such disagreement in connection with its report.

Item 5. Inapplicable.

Item 6. Inapplicable.

Item 7. Financial Statements and Exhibits.

               (a)    Inapplicable.

               (b)    Inapplicable.

               (c)    Exhibit                      Description

                      16              Letter regarding change in
                                      certifying accountant


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Item 8. Inapplicable.

Item 9. Inapplicable.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 1998

                                              RADYNE CORP.
                                    ------------------------------
                                              (Registrant)


                                    By:       /s/ Garry D. Kline
                                       -----------------------------
                                       Name:  Garry D. Kline
                                       Title:  Vice President, Finance


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